# Form C

## Cover Page

Name of issuer:

Jupiter Media & Entertainment Management LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: DE

Date of organization: 7/26/2017

Physical address of issuer:

8 The Green
Dover DE 19901

Website of issuer:

http://www.jmemi.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

150,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $150,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$150,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

6/18/2018

**NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.**

Current number of employees:

1

| | Most recent fiscal year-end: | Prior fiscal year-end: |
|---|---|---|
| Total Assets: | $0.00 | $0.00 |
| Cash & Cash Equivalents: | $0.00 | $0.00 |
| Accounts Receivable: | $0.00 | $0.00 |
| Short-term Debt: | $0.00 | $0.00 |
| Long-term Debt: | $0.00 | $0.00 |
| Revenues/Sales: | $0.00 | $0.00 |
| Cost of Goods Sold: | $0.00 | $0.00 |
| Taxes Paid: | $0.00 | $0.00 |
| Net Income: | ($1,335.00) | $0.00 |

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

# Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

## THE COMPANY

1. Name of issuer:

Jupiter Media & Entertainment Management LLC

## COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

## DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

| Director | Principal Occupation | Main Employer | Year Joined as Director |
|---|---|---|---|
| Iker Ibanez | Managing Director | Accenture Singapore Pte. Ltd. | 2017 |
| Sean Gunasekera | Financial Services - Cyber Security Lead (ASEAN) | Ernst & Young (EY) | 2017 |
| Adam Neat | Consulting | Multiple | 2017 |
| Hideaki Yoshimura | Managing Partner | Global Value Partners Co. Ltd. | 2017 |

For three years of business experience, refer to Appendix D: Director & Officer Work History.

## OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

| Officer | Positions Held | Year Joined |
|---|---|---|
| Adam Neat | Managing Partner | 2017 |

For three years of business experience, refer to Appendix D: Director & Officer Work History.

## PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

| Name of Holder | No. and Class of Securities Now Held | % of Voting Power Prior to Offering |
|---|---|---|
| Jupiter Media Management Ltd Hong Kong (Controlled by Adam Neat) | 1241176.0 Membership Units | 62.0 |

## BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

## RISK FACTORS

**A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.**

**In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.**

**The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.**

**These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.**

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Jupiter's current revenue generation is nominal given that this is platform has not officially launched, yet, under our business plan, we anticipate our revenues increasing exponentially following the addition of talent. There is potential risk that the revenue generation will not grow in that way and we will not be able to undertake the full scope of our planned operations.

Investors won't see a return until the company is operating at full operating speed, or becomes profitable and starts paying dividends to shareholders.

Jupiter is dependent upon the continued support and involvement of key management, engineering staff, and industry partners. Jupiter's success and ability to compete is dependent on its continuing ability to identify, attract, hire, train, retain and motivate highly qualified partners with knowledge of the businesses in which Jupiter operates. If any of Jupiters key partners were to cease their arrangements with Jupiter, Jupiter's business may be without finding alternatives.

Jupiter's business model is dependent on its ability to sell key talent to event, touring and promotor organisations. Therefore our ability to earn money is dependent on our ability to drive engagement to Jupiter. Insufficient fanbase or engagement, and general 'hype' traffic could negatively impact our business, prospects, results of operations and financial condition.

In the past Jupiter has obtained angel capital for startup and 'proof of life' operations primarily from private investors (F&F). Future operations depend on Jupiter's ability to increase revenue, and while Jupiter may consider funding its business in future through a combination of future rounds of debt and equity financing, there can be no assurance that such additional financing will be obtained.

Jupiter operates in a sector where other participants create competition. The company operates in a market that is growing and will attract competition. Competition is driven by proprietary approaches to combining business strategy and the specific and dynamics of the industry at hand, as well as general knowhow, capabilities, consistency of operational performance, quality, price, value, alternative therapies, and speed. Some competitors may have greater financial, research and development, operational and marketing resources than Jupiter and be able to bring competing products to market. Greater financial, research and development, operational and marketing resources and experience may allow Jupiter's competitors to respond more quickly with new or alternative approaches.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The lead (Adam Neat) is not technically full time with the business in its initial launch phase. Whilst significant time has been and will be dedicated, and that it is unlikely, there is a risk that conflicting priorities may occur.

Our current revenue is nominal. While we have generated some revenue, it is nominal. Under our business plan, we anticipate our revenues increasing exponentially following the addition of talent. If we are not able to execute our business plan, and revues does not grow exponentially, we may not be able to accomplish our mission.

We may not be able to secure talent or leading top line vocalists to work with. The music industry is highly competitive. Our business plan requires that we actively seek out new and successful talent. If we are not able to source that talent, our operations will be negatively impacted.

# The Offering

## USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$150,000**

Use of Proceeds: Will give the business seed investment to commence formal operation. Focus will be to generate baseline momentum and be able to reach the first target milestones.

- 50%: track production and artist development (engineering, copyrighting, licensing, topline/vocalists, studio lease time, royalties).
- 20%: Marketing & PR (social media campaigns, online/social promotional campaigns, placements in industry magazines, new release promotions).
- 20%: Development team (management, A&R, engineering, bookers/agents, logistics and social media teams).
- 10% operational elements (office and operating equipment, web sites and email/contact/promotional database maintenance)

If we raise: **$250,000**

Use of Proceeds: Target will provide additional capacity to invest into multiple parallel production and marketing campaigns, closer to the optimal target. Step up in marketing efforts and online promotion to drive awareness faster.

- 60%: track production and artist development (engineering, copyrighting, licensing, topline/vocalists, studio lease time, royalties).
- 20%: Marketing & PR (social media campaigns, online/social promotional campaigns, placements in industry magazines, new release promotions).
- 10%: Development team (management, A&R, engineering, bookers/agents, logistics and social media teams).
- 10% operational elements (office and operating equipment, web sites and email/contact/promotional database maintenance)

---

If we raise: **$300,000**

Use of Proceeds: Additional capacity for at least 3 - 4 parallel production works, investing into tours ("ahead of the curve") and marketing to branding, advertising and marketing brokers to start investing into the core brand.

- 65%: track production and artist development (engineering, copyrighting, licensing, topline/vocalists, studio lease time, royalties).
- 15%: Marketing & PR (social media campaigns, online/social promotional campaigns, placements in industry magazines, new release promotions).
- 10%: Development team (management, A&R, engineering, bookers/agents, logistics and social media teams).
- 10% operational elements (office and operating equipment, web sites and email/contact/promotional database maintenance)

If we raise: **$500,000**

Use of Proceeds: Capacity for at least 4 - 6 parallel production campaigns, investing into tours ("ahead of the curve") and fully realised marketing to invest into the core brand. Phase 2 commenced.
- 70%: track production and artist development (engineering, copyrighting, licensing, topline/vocalists, studio lease time, royalties).
- 15%: Marketing & PR (social media campaigns, online/social promotional campaigns, placements in industry magazines, new release promotions).
- 10%: Development team (management, A&R, engineering, bookers/agents, logistics and social media teams).
- 5% operational elements (office and operating equipment, web sites and email/contact/promotional database maintenance)

## DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

## Ownership and Capital Structure

### THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

*Conversion to Equity.* Based on our SAFEs, when we engage in an offering of equity interests involving **Units, Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the amount invested by the Investor divided by the result of (a) the price of **Units** issued to new Investors multiplied by (b) the **discount rate** (75%) , or
- (ii) if the valuation for the company is more than **$5 million**, or $3.5 million for investors that contribute the first $100,000 (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $100,000 of the securities, investors will receive a valuation cap of $3,500,000 and no option for a discount rate.

*Additional Terms of the Valuation Cap.* For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

*Voting Rights.* Investors do not have voting rights.

*Private Sales for Major Investors*. **Investors who invest at least $100,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

*Execution*. Investors who invest less than **$100,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

*Liquidity Events*. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

*Termination of the Company*. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs.. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

*Repurchases*. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Units**, and the value received by Investors was less than the value of the units they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor **Is not** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor **Is** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor **Is** or **Is not** a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

**RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:**

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

**NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.**

**The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.**

## DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

| Class of Security | Securities (or Amount) Authorized | Securities (or Amount) Outstanding | Voting Rights |
|---|---|---|---|
| Class DD | 200,000 | 0 | No |
| Class D | 500,000 | 0 | No |
| Class C | 0 | 0 | No |
| Class B | 1,550,000 | 1,541,176 | Yes |
| Class A | 50,000 | 50,000 | Yes |

| Class of Security | Securities Reserved for Issuance upon Exercise or Conversion |
|---|---|
| Warrants: | |
| Options: | |

Describe any other rights:

a) CLASS A: Founders' Units, Voting Rights
b) CLASS B: Angel Investors - Early Founding Units, Voting Rights
c) CLASS C: Angel Investors - Major Founding Units, No Voting Rights
d) CLASS D: Seed investors - Common units, No Voting Rights
e) CLASS DD: Future Employee Units Pool, No Voting Rights

Liquidation rights are equal for all Class A, B, C and D units.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

**The unitholders** have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The valuation cap and the discount rate for the SAFEs offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and
market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None.

25. What other exempt offerings has the issuer conducted within the past three years?

| Offering Date | Exemption | Security Type | Amount Sold | Use of Proceeds |
|---|---|---|---|---|

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

- [x] Yes
- [ ] No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Jupiter Management Limited (Hong Kong) is a majority equity holder of Jupiter Media & Entertainment Management LLC entity. As of July 31, 2017, capital contributions of $1,335 have been made.

# FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

- [ ] Yes
- [x] No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

**Management's Discussion and Analysis of Financial Condition and Results of Operations**

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

**Overview**

We've built a platform that will support the identification, fostering and incubation of music artists in the highly untapped and vast electronic dance music market of Asia. By building those artists' brands, we can then offer highly targeted exposure to advertisers and marketers for them to gain direct access to tens of millions of engaged fans who are defined, lifestyle aware and conscious.

Jupiter Media & Entertainment Management LLC has a sister company, Jupiter Management Limited, operating out of Hong Kong, which will be a major investor into the Delaware LLC.

**Milestones**

Jupiter Media & Entertainment Management LLC was organized in the State of Delaware in July 2017. At present, prior to funding launch, we have no operations in the US.

The model has been proven already, and industry valuations place the net value of the founding artists fanbase at $2.3M USD.

**Historical Results of Operations**

Our company was organized in July 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2016, the Company had revenues of $0.
- *Assets.* As of December 31, 2016, the Company had total assets of $0.
- The Company has had net losses of $1,335 for the fiscal year ended December 31, 2016.
- The Company has had long and short-term debt totaling $0 and for the fiscal year ended December 31, 2016.
- Assets have been developed (ie: business models, analytics and cognitive dashboards, go to market strategies, social media and marketing strategies, etc) as well as the brand of the initial artist, "Adam Sky" and will be owned by the US based LLC.

**Revenue Structure**

Operational Revenue:
The revenue model for Jupiter will have several layers, with some being active revenue channels such as streaming royalties and festival and appearance fees, track and merchandise sales, and some being passive channels such as sponsorships and cross-branding.

Execution wise, the revenue is sourced way of a perpetual model - the larger and more engaged the fan base and online following, the more 'bookable' the artist is, the higher the tour, performance and appearance fees are.

The more frequently the artist performs, the higher the engagement of the fan base and greater the new followings/fans increase.

The more productions/music produced, drives hype and increases promotability for events, clubs, festivals and tour operators to book an artist, which connects back to more frequent bookings and, a higher tour, performance and appearance fee.

More tracks produced, the higher revenue realised from music royalties, and, more publicity gained and formed via other artists, radio, streaming services and so forth, which sees additional fans and followings occur. More fans and followings; ad infinitum.

More fans, more followings, the higher the rate that can be expected, and, the more media buyers, marketers, advertisers and promoters will want to book advertising or placements with the artist.

**Operational Accounting:**

Revenue (ie: income / accounts receivable and, accounts payable) will operating to / from the Jupiter Media & Management Entertainment LLC entity. Jupiter LLC will pay a services fee to the Hong Kong firm for the purpose of operating budget such as, but not limited to, staff salaries, office and equipment rental.

As a breakdown for income/outflows are estimated as follows:

Total Income 100.00%

Total Cost of Sales 13.37%

Gross Margin 86.63%

Total Salary and Wages 11.83%

Total Fixed Business Expenses 17.82%

Operating Income (before Other Expenses) 56.97%
[EBITDA]

Total Other Expenses 10.16%

Net Income 46.81%

Typical expenses that we will incur include,  studio rental time, contracting support (licensing, copyrighting, etc), promotions and advertising, management / agent fees, music production support, analytics development, and developer fees.

**Trends and Uncertainties**

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:

Our cash and cash equivalents at will be used for working capital purposes

We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in excess of our immediate requirements in investments designed to preserve capital and provide liquidity. Accordingly, our cash and cash equivalents are invested primarily in demand deposit accounts, certificates of deposit and money market funds that are currently providing only a minimal return.

We anticipate using our available cash for operations within 10 months. We base this estimate on our financial forecasting.

We expect that the proceeds of this offering will provide capital for our Company to grow and scale. The proceeds of this offering will enable the business to continue to pursue its main activities and are necessary to our growth strategy.

**Liquidity & Capital Resources**

To-date, Jupiter Media & Management Entertainment LLC has had no funding prior to the WeFunder campaign launch.

Run rate will increase in proportion to company growth, and desired appetite to invest into production works and onboarding of new talents.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 10 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds".

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

**Cash In Hand, Burn Rate, Short/Mid Term Expenses**

Jupiter Media & Entertainment Management LLC cash in hand is $1,000, as of July 2017. Over the last three months, revenues have averaged $0/month and expenses $0/month, for an average burn rate of $0 per month.

Our expenses will commence at around $3,500 USD per month (+/- 10% per month). Over the following 6 months, as we ramp up operations and start investing in marketing and production, this will rise to between $6,000 and $8,000 USD per month depending on the ramp up speed.

Our cash in hand is $1,000, however, the major investor, Jupiter Management Limited (Hong Kong) will be investing a minimum of $200,000 USD, which will be transferred to Jupiter LLC for liquidity. If we hit our minimum funding target, our expected runway is 10 months.

In lieu of a successful Wefunder campaign we will redirect income from the Hong Kong based entities as required.

# FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

# STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

**If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.**

# OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

# ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.jmemi.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

# APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

SAFE 5mm 25% discount
Early Bird SAFE 3.5mm 25% discount

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Adam Neat
Hideaki Yoshimura
Iker Ibanez
Sean Gunasekera

Appendix E: Supporting Documents

Operating_Agreement_-_Jupiter_Media___Entertainment_Management_LLC_-_v1_14_1.pdf

# INVEST IN JUPITER MANAGEMENT

## *Targeting Asia's untapped music industry*

*"We've built a platform that will support the identification, fostering, and incubation of music artists in the highly untapped and vast Asian electronic dance music market. By building those artist's brands, we can then offer highly targeted exposure to advertisers and marketers for them to gain direct access to the tens of millions of engaged fans who are defined, lifestyle aware, and conscious. Our founder is one of the largest DJs in Asia, giving us unparalleled access to the market.*

Adam Neat
FOUNDER , JUPITER MANAGEMENT


FOLLOW US FOR UPDATES
SHARE
TWEET
$0
raised of $150K goal
$500 min
by Wefunder Portal LLC
INVEST

**Future Equity (SAFE)**

**$5M** valuation cap | **25%** discount

A SAFE gives you the right to future shares in JUPITER Management . If you invest, you're betting the company will be worth more than $5M in the future.

INVEST $100K FOR PRO RATA RIGHTS.

**EARLY BIRD BONUS: $3.5M Valuation Cap**
Investors who fund up to the first $100K of this fundraise will invest at a $3.5M Valuation Cap.

INVESTOR PERKS

| | |
|---|---|
| **$1,000+** | Merchandise Pack - T-Shirt, Cap and various swag items. |
| **$2,500+** | Pressed imprints of all Adam Sky productions and Merchandise Pack |
| **$20,000+** | VIP experience (table, entertainment package) with guestlist for a show/performance in location near by to investor. |

OUR AMBITION

The Asia market is crying out for more music and more 'EDM' lifestyle options. There are 500 million potential buyers in this region with currently only 15% market penetration. We will be fostering new talent, incubating unsigned artists, and helping them to grow their careers. We anticipate exploding into an unsaturated market to become public within 5 years.

KEY FACTS

- Founder has 700,000+ social media followers and more Top 100 charted house dance tracks in the past 4 years than any other producer in Asia.
- Net value of founding artist's fan base estimated at $2.3 million prior to company launch.
- Founder has previous success in startups and strategy consulting. Previously held CTO positions for several large global banks and Partner roles with global management consulting firms.
- Tier 1 EDM artists achieve annual revenues of more than 50M USD.

DOCUMENTS

Operating_Agreement_-_Jupiter_Media___Entertainment_Management_LLC_-_v1_14.pdf

Jupiter_Management_Investor_Pitch.pdf

jmemi.com

ADVERTISING TECH ENTERTAINMENT FESTIVALS RETAIL MARKETING ADVERTISING ADVERTISING MEDIA MUSIC NIGHTLIFE SOCIAL

## Why I Like JUPITER Management

*Investing is ultimately about trusting the people running the business. Without people of integrity, passion, skills, and experience, you won't get a return. Adam Neat is an entrepreneur I have great trust in. Having known him for over a decade, I happily say he has all of these attributes and many more. He's a go to guy, he works incredibly hard, he's got runs on the board, and he delivers every time. Adam has thought about and incubated this business over several years. It has incredibly solid foundations – a great business model, good people, and sound controls. The potential is enormous and real. I'm proud to be associated with Adam, JUPITER and his partners. My investment is in very safe hands.*



**Andrew Pitcher**

CEO HIGHGATE DEVELOPMENTS, FORMER MD ACCENTURE, AND SVP AP, SAP

INVESTED THIS ROUND

## THE BUZZ ABOUT JUPITER MANAGEMENT

*...one of the Asian club and festival circuit's biggest household names...Throughout his career, Sky has continuously risen as one of the industry's finest and most versatile talents. Behind the DJ booth, the Melbourne native has achieved several residencies around Asia and has toured with prominent names such as Paul Oakenfold, Fat Boy Slim, and Daddy's Groove.*

**We Rave You**

Leading Global Dance Music Tastemaker

*...[ADAM SKY] is recognized by the party scene in Asia. His uncanny ability to mix any type of house music you throw at him and the versatility of his mixes makes him a recipe of dance floor destruction.*

**Massive Group**

Lifestyle & Entertainment group, SE Asia

*[ADAM SKY] is a powerhouse in the dance music scene in Asia...*

**Attica Group**

Leading SE Asia Nightclub

**Adam Sky - Groove Voodoo**

No stranger to the global clubbing circuit, Australian born DJ, Producer and Radio Host, ADAM SKY is one of the elite few Asia based producers signed to mega dance label Ultra Music, and a raft of marque house labels such as Jango, Kidology & Suka ...

December 19, 2017 @ groovevoodoo.com

**DJ ADAM SKY**

For more details, check out www.djadamsky.com or facebook.com/djadamskyofficial

October 7, 2017 @ soundcloud.com

**Adam Sky - IT'S THE SHIP!**

Loading... Producer and DJ, ADAM SKY, a powerhouse in the dance music scene in Asia and touted as one of the leading producers and DJ's in the region.

August 22, 2017 @ itstheship.com

**The Chainsmokers & Coldplay - Something Just Like This (Adam Sky Remix) | We Rave You**

Adam Sky, one of the Asian club and festival circuit's biggest household names, has recently returned with another astonishing release. The Australian DJ and producer has just dropped his own rendition of The Chainsmokers and Coldplay's mammoth

April 3, 2017 @ weraveyou.com

**Adam Sky - StudioSoundsRadio**

International producer and DJ, ADAM SKY, is one of the most charted and supported artists in Asia. Originally from Australia, ADAM is one of the few DJ's and Producers in Asia with signings to mega labels such as Ultra Records and Armada Music, along

October 14, 2016 @ studiosoundsradio.com

## Meet Our Founder, Adam Neat



*Adam Neat specializes in emerging technologies, having held partner and CxO roles within financial institutions, tech organizations, and global management and technology consulting firms.*

*As a Partner, he was responsible for PriceWaterhouseCooper's Financial Services Technology Consulting group for Southeast Asia and was also a Partner and CTO for IBM's Global Business Consulting Group.*

*He's also been a CTO for a number of global banks and a successful founder of several IT and tech startups.*

### And Our Other Founder, Adam Sky



*Touted as one of the leading producers and DJs in the region, Adam Sky is a powerhouse in the dance music scene in Asia.*

*He's amassed more Top 100 and Top 10 charted tracks than any other recent producer-DJ in Asia and has spent over 1,000 days in global Top 100 Beatport charts, including three Top 10 releases and six Top 100 charted tracks.*

*With signings to mega labels such as ULTRA Music, Universal, and Armada, and over a dozen marquis European house labels, he's supported by the likes of David Guetta, Nervo, Afrojack, David Guetta, and others.*

## Here's the Catch: They're the Same Person

Our founder is the rare musician who has equal experience in both the art and the business side of the industry. It's one thing to create quality music, but it's another to know the interworkings of the process that makes music popular. Adam will translate his extensive tech background and deep knowledge of the Asian electronic dance music industry into a successful full-service artist management firm for up-and-coming Asian EDM artists.





## Our Model is Built For Expansion

Right now, Adam's fan base has an estimated value of $2.3M USD. The revenue for this valuation comes from music and tours, but also the scalability of advertisers using social media and online marketing to monetize the fan base. Jupiter Management wants to bring multiple artists in under the same umbrella and apply the same model to those artist's careers. As each new artist is incubated and their fan base grows, this will give our business a multiplier effect. We're not just a management house – we're taking a different spin on the industry.

## Our Pitch Deck


JÜPITER
Investor Pitch Deck
Strictly Confidential

## Let's Change the Asian Music Scene

Dear Investors,

For several years, I've enjoyed the growing momentum of my music and DJ career. Starting from small, 50-person parties to now playing at festivals and events around the world in front of more than 30,000 people, I've experienced the euphoria in performing and playing my music while also realizing the enormous business opportunity associated with making people happy.

I thought long and hard about how I could combine my passion for music with a career and business opportunity. As they say, you do your best work when you're truly passionate about it.

Over the past year, I've honed a business model which aligns the explosive growth of the electronic dance music industry globally with that of the booming global social media marketing and advertising market. The music itself can see top dance music artists generating tens of millions of dollars per year through their music, tours, and merchandise, while the revenues from social media marketing and advertising are now seeing fees of $250K USD per placement for well engaged and influential music brands. Combine the two of those mammoth growth engines with the vastly untapped Asia market – which is less than 15% penetrated, growing some 400% per annum, and has over 500 million buyers in the target demographic – and you have an Internet-scale business opportunity at hand.

I'm passionate about music. I'm passionate about curating, developing and incubating up-and-coming talent. I'm inviting you to join me on this journey. I hope you'll become a part of our business and help us build the platform, then your investment and the return for all of us will become a self-fulfilling prophecy.



Adam Neat

## The Asian EDM Market is Booming

The Asian EDM market is considered 18-24 months behind the U.S. market, which means that the Asian market is about to explode.

| 400% | 500 million | 15% |
| --- | --- | --- |
| Yearly growth of the market | Potential buyers of EDM in Asia | Market penetration |

### Jupiter is More than a Music Agency: Building an Artist's Brand

Jupiter receives revenue through traditional avenues by negotiating our percentage earned for appearances, tours, song sales, and more with each artist. For up-and-coming artists, Jupiter may receive up to 80% of the total revenue. But as a full-service management company focusing on branding and social media as well as live shows, we also earn money from additional revenue streams not available to ordinary music agencies.



*Total revenue can be $50k earned from one appearance, while top artists earn between $100k - $200k per event.*

*Marketers pay up to $250k for a single promotional placement on accounts with over 750k followers.*



*EDM songs regularly earn between $500k and $1.5 million through music streaming and downloading.*

# Founder



## Adam Neat

Founder

*20+ years in international IT. Partner and CTO for IBM's Global Business Consulting Group and PWC.*

## AND THE REST OF THE TEAM



### Jon Allaway

Specialist Advisor

*Former Senior Managing Director and Global Head of Financial Services at Accenture LLC.*



### Gary Neat

Specialist Advisor

*CEO Ogilvy & Mather Group. CEO Australian Liberal Party. 20+ past and present directorships.*



### Hideaki Yoshimura

Advisory Board Member

*Strategic Investment Consultant. Formerly PwC, Accenture/Andersen Consulting, and Morgan Stanley.*



### Iker Ibanez

Advisory Board Member

*Digital Managing Director SE Asia, Accenture. Formerly PwC and Barclays Bank.*



### Sean Gunasekera

Advisory Board Member

*Cyber Security Leads SE Asia, Ernst & Young. Formerly IBM, PwC, Accenture.*

# Interview

*Wefunder interviewed Adam Neat on July 26, 2017.*

– COLLAPSE ALL

### WF: What does JUPITER Media and Entertainment Management do?

NEAT: Jupiter is a unique platform focusing on the fast-growing and uber paced Asian electronic dance music industry. The electronic dance music industry in Asia is a highly untapped market with over 500 million buyers.

We are incubating artists, helping manage their brands and careers, and then leveraging the scale of social media, digital technologies, and the Internet to gain mass exposure and capitalize on the value of their fan base. We will connect advertisers and marketers with our managed artists who will have highly engaged fans (ie: 100k+ engaged fans per week) and offer access to a well defined demographic base.

Major brands want to align, partner and advertise with engaged fan bases who are highly defined and segmented, and Jupiter will provide that ability through our unique technology platform and strategy. Combine the revenue from that platform with that of strategically curated mass-audience music productions, tour, and appearance strategies, plus a relentless branding campaign for each artist, and you have a model that doesn't just focus on music and music artistry, but capitalizes on the full commercial potential and reachability of well defined, highly engaged fan bases. This is the holy grail of marketing.

### WF: What problem are you trying to solve?

NEAT: Asia is a vast and untapped EDM market. The key music demographic consists of 18 to 28 year-olds who have a passion or strong interest in electronic dance music, who buy and stream tracks, and who attend festivals and clubs and are lifestyle savvy. This market in Asia is less than 15% penetrated.

Comparatively, the U.S. market with the same 18 to 28 year-old demographic is 35 million in size, which generates approximately $10 billion a year in direct revenue, and almost double that in indirect income. If the market in Asia was ever fully realized, you could factor a number between $10 billion and $50 billion to linearly project its potential.

Anywhere you go in Asia, the industry and scene is growing. There is a significant amount of interest and some serious investments being thrown into it in the way of super clubs, nightlife and entertainment brands, and festivals.

The problem we're going to solve is, in essence, to take a model that works in the U.S and Europe and apply it to the Asia region. Despite Asia's size, there has not yet been any 'breakaway' EDM artists from Asia and we want to find, incubate and build the brands of 10 to 20 talented, malleable, and creative up-and-coming, or untapped, artists and elevate them and their brand to a global level.

By doing this, we will bring the popular electronic dance music genre to Asia, access and tap into markets that have hardly been penetrated, and capitalize on an engaged market. All the while, we want to build a highly profitable and scalable business model of which nothing similar exists today.

### WF: What's been happening in the Asian electronic music scene?

NEAT: Asia is said to be approximately 18 to 24 months behind the scene in the U.S. This plays well for Asia commercially, as it gives the ability to pivot and adjust 'sound' styles and music genres and foresee what styles are coming.

Asia provides an opportunity to capitalize on the explosive growth of the regional Electronic Dance Music industry, with greater than 400% growth rates and a target market of nearly half a billion buyers with only 15% penetration. Revenue scale is possible from not only music produced and appearance fees, but from leveraging the scale of fan engagement.

Asia is also seeing an explosion of commercial and underground music festivals, super clubs and general industry hype. This year, more Top 100 ranked clubs in the world exist in Asia than any other singular region in the world.

The region also is a place of highly dynamic and creative circles, containing an eclectic mix of sounds from the gritty underground vibe of Bangkok, to K-Pop in Korea and mainstream EDM in China.

Comparatively, if the US market fields approximately 35 million fans, China suggests 189 million potential buyers in the same market demographic, with India peaking at 225 million.

### WF: Can you explain your business model?

NEAT: The model is surprisingly straightforward.

The Asia market is crying out for more music and more 'EDM' lifestyle options. We will be fostering new talent, incubating unsigned artists and helping them to grow their careers.

While this will aim to see revenue from tours and appearance fees (which can exceed $50K USD per event), from music production and streaming (popular mainstream tracks can see revenue of USD $500K - $1.5M), and from sponsorships, the 'Internet scale' comes from the ability to leverage the fan bases of the artists as they grow.

The industry social media research firm, Vitrue, states the median price per engaged fan is USD $3.60 per annum, so an artist with 1 million fans on social media can expect a valuation of USD $3.6M, which can be then converted into marketable and advertising revenue.

As a further example, advertisers and marketers are in fact paying $250K USD for promotional placement/advertising on Instagram accounts with 750,000 followers or more.

We call this 'Internet scale' as it is much like a pure software startup — build one, sell many. Creating tracks, placing artists on tours and building the fan bases is a singular activity; once the fan base grows, the ability to obtain revenue from them is 100% profit for additional engaged fans. Like software, build it once, sell it many.

### WF: How is your business different than a music agency?

NEAT: A music agency is typically focused purely booking talent, or artists. For example, an agency would typically do just the artists bookings.

We are offering artists a 'full cycle' brand and artist management arrangement. From personal branding, brand building and market PR, music and production support, A&R, management direction, agency support and or lead, and commercial management of their brand.

### WF: Who is your competition?

NEAT: There isn't anyone else doing exactly this for Asia. In 12 months of research, no one is doing something exactly like this. There are similarities in some organizations inside the U.S., but they are tied to a specific artist. Many of the businesses are social and focused on one singular brand.

### WF: What artists are you working with?

NEAT: The founding artist will be our founder, Adam Sky. Adam Sky is a powerhouse in the dance music scene in Asia and touted as one of the leading producers and DJ's in the region. He has cemented himself as a globally recognized producer in recent years, amassing more Top 100 and Top 10 charted tracks than any other producer-DJ in Asia in recent times, having spent over 1000 days in global Top 100 Beatport charts, including 3 Top 10 releases and 6 Top 100 charted tracks.

Once initial operations are up and running, we'll be scouting for talent.

### WF: How do you find the best DJs in and around Asia?

NEAT: A number of approaches are used. First, they already have to be working with a fan base. That doesn't mean they're necessarily the number one artist in that particular country, but they have to have some sort of established brand or some sort of following. Throughout Asia, there's a relatively small network of qualified, talented DJs out there. You know who the residents are at some of the big clubs and who are the more well-known names in other parts of Asia. We also want to go after artists who don't have that brand yet and are maybe talented and still getting there organically.

There are various locations on the Internet where musical talent can upload and showcase their original productions or their remixes. We're scanning that kind of location on a daily/weekly basis to see what talent is out there. We want artists who are talented from a musical standpoint who can perform and produce. Can they command an audience? Do they have showmanship in front of a crowd of 1,000 people and could they scale that to 10,000 or 50,000 people on a stage? There are several dimensions to identifying those artists out there.

In today's scene, aesthetics do play a part, but, it isn't a primary consideration.

### WF: What kind of technology are you building for this?

NEAT: We are employing a number of technologies and tools to assist. They are:

- Experience Radar

- Emerging SaaS platforms to assist with marketing, campaigns, and quick time-to-market- e-commerce

- Content management

- Social, mobile, & local Platforms

- Marketing platforms (advertising, campaign, A/B, DMPs, etc.)

- Sales & service enablement

We're using analytics tools to analyze metrics such as social impact, marketing attribution, mobile outcomes, predictive analytics, multi-channel behavior, and general digital segmentation media effectiveness.

And through the use of digital technologies, we'll be using various tools and platforms to gain scale through multiple parallel artists being incubated, be able to select specific and fit-for-purpose mainstream and commercial artists in key territories to build growth fast, manage lead acquisition, promote search and display (SEO, PPC, Display), and outcome optimization (media buying, social engagement, mobile, etc.).

### WF: How do you make money?

NEAT: Two primary groups of revenue generation:

1) Revenue from productions (music production sales, streaming, and royalties), tour and appearance fees, merchandise, and direct sponsorships and endorsements.

2) Advertising revenue from pay to promote, pay to market (ad placements, etc).

Simply put - the more tracks produced, the more revenue generated from sales. The more tracks produced, the more the artist is booked and subsequent revenue realized. With both of these, more tracks sold and more tours and appearances, the faster the fan base increases. The greater and more the fan base size, the more value per fan is available for advertising and marketing.

As an example, one artist with $250K USD of track sales and annual appearances with a fanbase of 200,000 followers is worth approximately $970,000 USD per annum. Multiple that by 10-20 artists.

### WF: What other options do artists have for this kind of support? ^

NEAT: Other than self management, there is no other similar model that exists.

### WF: Who is on your team? ^

NEAT: I previously was a leading international IT figure with over 20 years experience, holding Partner and CxO roles within Financial Institutions, High Tech organizations and global management & technology consulting firms. I specialized in Emerging and Digital Technologies, Digital and Enterprise Strategy, and Complex Systems Architecture, and previous to that, held Partner and CTO roles for IBM's Global Business Consulting Group and PricewaterhouseCoopers, responsible for Technology Strategy for Asian Financial Services Markets, and was also CTO for a number of global banks. Earlier in my career, I was also a successful founder of several startup businesses in IT and Technology.

The advisory board consist of three individuals:

Hideaki (Hidi) Yoshimura (Japan) – Strategic Investment Consultant. Formerly PwC, Accenture/Andersen Consulting, Ovum Partners, Morgan Stanley, Nomura Securities, MBA from Melbourne Business School (Australia).

Iker Ibanez (Singapore) – Digital Managing Director SE Asia, Accenture. Formerly PwC, Barclays Bank. Masters in Engineering University of Navarra (Spain).

Sean Gunasekera (Singapore) – Cyber Security Lead SE Asia, Ernst & Young. Formerly IBM, PwC, Accenture. Double degree in Finance & Accounting and Computer Sciences from Monash University (Australia).

### WF: When you think about the future of the business, what do you see as the end game? ^

NEAT: With the financial projection, even conservatively speaking, the logical progression is to go public to keep expanding and bringing more artists in.

### WF: What potential future hurdles worry you the most? ^

NEAT: The industry is incredibly dynamic and changes (or evolves) every 18 to 36 months. Since 'EDM' become popular in 2010 and started to penetrate the music industry, it has itself evolved in its sound and style. But one thing has remained - it's a style of music and a choice of lifestyle that is uplifting and popular. Even if the style of the music continues to evolve - that which falls under the 'EDM' banner - there has always been a growing market (U.S. and Europe) and Asia is now starting to accelerate its growth.

Future competitors and licensing challenges, whilst not in existence now, may introduce competition, but frankly speaking, the market size in Asia is large.

## Ask a Question

Type your question here...

ASK QUESTION

## RISKS

1 Jupiter's current revenue generation is nominal given that this is platform has not officially launched, yet, under our business plan, we anticipate our revenues increasing exponentially following the addition of talent. There is potential risk that the revenue generation will not grow in that way and we will not be able to undertake the full scope of our planned operations.

2 Investors won't see a return until the company is operating at full operating speed, or becomes profitable and starts paying dividends to shareholders.

3 Jupiter is dependent upon the continued support and involvement of key management, engineering staff, and industry partners. Jupiter's success and ability to compete is dependent on its continuing ability to identify, attract, hire, train, retain and motivate highly qualified partners with knowledge of the businesses in which Jupiter operates. If any of Jupiters key partners were to cease their arrangements with Jupiter, Jupiter's business may be without finding alternatives.

READ MORE RISKS

## OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

## THE FUNDING PORTAL

JUPITER Management is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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# Adam Neat

CTO | Global Tech Innovator | Investor | Musician

IBM • Monash University

Singapore • 500+

Send InMail

---

Senior IT executive with over 20 years of global consulting and C-level end-user experience in large scale, complex systems and deep technology delivery and management.

Seasoned startup entrepreneur, private Investor, and technology innovator.

Previously Partner with PwC, Chief Technology (CTO) Officer for UBS AG, and CTO for the ANZ Banking Group (Asia Pacific, Europe and America).

Recognised as a global leader in IT & Technology Strategy, large scale and complex high performance, mission critical IT architectures, and disruptive and emerging technologies.

Experience in industries such as Defence, High Tech, Telecommunications and Financial Services. Worked and consulted into markets within Europe, the US, Africa, Asia and Australia.

Whilst CTO (Asia) the ANZ Banking Group, responsible for M&A IT Strategy and Planning across Asia, and led the IT due diligence, architecture, design and implementation of a number of successful acquisitions within Asia including ANZ's acquisition of RBS.

Formerly a senior member of Accenture's Global Strategic and Technology Architecture group, responsible for the Complex Systems Architecture Practise for Asia-Pacific, the Global Performance Engineering lead, and Head of the Innovation & Architecture Practise for A&NZ.

Speaker at conferences in Asia, Australia and the US. Published international IT author of several books and columnist. Studied Computing Information Systems at Monash (Melbourne, Australia).

Former Associate Fellow of The Australian Institute of Management, and sitting member of the international think-tank, The Research Board.

Specialties:

+ Technology Evangelization, Innovation, Digital Disruption and Emerging Technologies
+ Technology & Business Strategy and Transformation
+ Enterprise & Business Architectures
+ Complex System Architectures and Large Scale Systems Implementations
+ Technical & Application Architectures
+ M&A and Integration

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## Adam's Articles

2,373 followers

+ Follow



**IBM announces Quantum Computing on IBM Cloud**
Adam Neat on LinkedIn
May 6, 2016



**Will tougher regulation help or hinder economic recovery?**
Adam Neat on LinkedIn
September 22, 2015

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## Experience

**Partner - ASEAN CTO, Financial Services**
IBM
Apr 2016 – Present • 1 yr 9 mos

**Partner - CIO & Technology Advisory, Financial Services Technology**
PwC
Nov 2013 – Apr 2016 • 2 yrs 6 mos
Singapore

Responsible for PwC's Financial Services Technology Consulting group for SE Asia. Focusing on CIO Advisory, Core Systems Transformation, Digital Banking, Legacy Modernisation, IT Strategy & Enterprise Architecture, Customer Insight and Banking Innovation.

**External IT Strategy & Banking Transformation Specialist**
Accenture LLC
2013 – 2014 • 1 yr

Engaged to assist with program delivery, strategy and triage for a number of transformational IT engagements in and around SE Asia.

**CTO - Asia Pacific**
UBS
2011 – 2013 • 2 yrs

Responsible for establishing the CTO and IT Strategy capability within the Asia Pacific region (14 countries) across the 3 banking divisions, and Corporate Center and Enterprise Assurance. This included:
- IT Strategy and Strategic IT Effectiveness planning
- Enterprise and Target State Architecture Blueprints
- Technology Innovation and Emerging Technology adoption (eg: Digital banking, cyber strategies, advanced computing approaches such as FPGA and low-latency trading platforms)

Accountable for developing the firm's IT roadmaps and strategic IT investment blueprint for Asia Pacific
Lead the country IT strategy initiatives to provide transparency between business goals and objectives and the appropriate solutioning and architecture for IT systems within the region.

**Head of Strategy & Architecture (CTO), Asia Pacific & Global Institutional Banking**
ANZ Banking Group
2007 – 2011 • 4 yrs

Dual role responsible for IT strategy, strategic architecture, technology direction and investment governance across all lines of business within Asia, Pacific, Europe and Americas, and, Global Institutional Banking Head of Strategy & Architecture (CTO).

Responsible for M&A IT Strategy and Planning for Asia Pacific, and led the technology due diligence, architecture, design and implementation of a number of successful acquisitions within Asia including ANZ's acquisition of RBS.

**Consultant | Consulting Manager | Senior Manager**
Accenture (and Andersen Consulting)
1999 – 2007 • 8 yrs

**Senior Systems Specialist - Data Center Services**
Australia Post
1997 – 1999 • 2 yrs

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## Education

**Monash University**
Bachelor of Computing Information Systems, Computing Information Systems
Activities and Societies: Associate Fellow, Australian Institute of Management

## Featured Skills & Endorsements

**IT Strategy** · 99+
Endorsed by **Daniel Biondi and 40 others who are highly skilled at this**
Endorsed by **17 of Adam's colleagues at IBM**

**Enterprise Archit...** · 89
Endorsed by **Dr. Sampath Dhamodaran and 17 others who are highly skilled at this**
Endorsed by **11 of Adam's colleagues at IBM**

**Strategy** · 73
Endorsed by **Joseph Toh and 5 others who are highly skilled at this**
Endorsed by **8 of Adam's colleagues at IBM**

See 35 more skills

## Recommendations

Received (9) Given (5)

**Sarah Barker**
Director at Our Community
May 13, 2016, Sarah reported directly to Adam

I had the pleasure of working for Adam over a number of years at Accenture and ANZ. Adam is a incredibly talented business-IT technologist and architect, able to lead large teams across a myriad of technology and solution sets, in various industries. He has a unique ability to see the big picture as well as coordinate and manage the individual parts. His work ethic and style are infectious. Adam builds lasting relationships, and has a knack for creating smart, effective, multi-disciplinary teams. He is an ardent supporter of his team members, and on several occasions Adam has gone out of his way to help me further my career.

**Iker Ibañez**
Digital Delivery | Managing Director at Accenture Digital
April 24, 2016, Iker reported directly to Adam

I have had the pleasure to have Adam as a Partner and Coach under his tenure as Financial Services Technology Leader for South East Asia in PwC.

Out of many remarkable qualities at both professional and personal levels, I would like to highlight his human quality and his ability to understand, conceptualize and discuss technology at all levels. Throughout my career I have not found any other individual with such an ability to discourse technology in a full range from strategic conversations with C-suite Executives all the way through to implementation with the rigor and consistency he is able to articulate.

On the human side, I have found in Adam a trustworthy team player that would sincerely foster a culture of collaboration and inclusiveness. I definitely include Adam in the (short) list of my most valued mentors.

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## Accomplishments

6 **Publications**
Interview with Adam Neat, Head of Strategy & Architecture, Asia Pacific, Europe & America, ANZ • Anarchy hits free-wheeling SOA-land • Embracing SOA for the legacy world • Foundations of Java EE 5 And.NET 2 Interoperability: Beyond Web Services • Apache Geronimo uncovered • Maximizing Performance And Scalability With IBM Websphere

## Interests

**Innotribe**
2,940 followers

**Window Seat Group**
108 followers

**NetApp**
360,951 followers

**Banking and Finance Professional...**
190 members

**VMware**
601,796 followers

**CDO/CIO/CTO Leadership Council**
24,518 members

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# Hideaki Yoshimura

Founder and Managing Director at Global Value Partners Co., Ltd
Global Value Partners Co., Ltd • University of Melbourne - Melbourne Business School
Japan • 500+

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## Highlights

**1 Mutual Group**
You and Hideaki are both in the Harvard Business Review group

## Experience

**Founder and Managing Director**
Global Value Partners Co., Ltd
Feb 2015 – Present • 2 yrs 11 mos
Tokyo, Japan

**Operations Manager**
Broadridge Financial Solutions
Oct 2013 – Jan 2015 • 1 yr 4 mos
Tokyo, Japan

**Manager - Financial Services Capital Markets**
PwC
Mar 2013 – Oct 2013 • 8 mos
Tokyo, Japan

**Vice President**
Nomura Securities
Mar 2010 – Dec 2012 • 2 yrs 10 mos
Tokyo, Japan

**Vice President**
Morgan Stanley
Sep 2006 – Mar 2010 • 3 yrs 7 mos
Tokyo, Hong Kong

**Founder and Director (online marketing venture)**
Offersday.com.au
Oct 2001 – Dec 2002 • 1 yr 3 mos
Melbourne, Australia

**Consultant**
Accenture
Jan 1998 – Dec 2000 • 3 yrs
Melbourne, Australia

**Account Manager**
Ovum
Dec 1995 – Dec 1997 • 2 yrs 1 mo
Melbourne, Seoul, Tokyo

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## Education

**University of Melbourne - Melbourne Business School**
MBA
2004 – 2005

## Featured Skills & Endorsements

**Business Strategy** · 58 — Endorsed by **3 of Hideaki's colleagues at Broadridge**

**Management** · 49 — Endorsed by **2 of Hideaki's colleagues at Broadridge**

**Business Analysis** · 47 — Endorsed by **4 of Hideaki's colleagues at PwC**
Endorsed by **7 people who know Business Analysis**

See 13 more skills

## Accomplishments

2 **Languages**
English • Japanese

1 **Certification**
Project Management Professional (PMP)

## Interests

**Melbourne Business School**
19,251 followers

**Pierre Nanterme**
Chairman and CEO, Accenture
63,825 followers

**Joichi Ito**
Director, MIT Media Lab
261,083 followers

**Gartner**
432,582 followers

**Chris Fralic**
Partner at First Round - Investing in Grea…
132,863 followers

**Andreessen Horowitz**
45,003 followers

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Experience
Above All
accenture

# Iker Ibañez

Digital Delivery | Managing Director at Accenture Digital

Accenture • Universidad de Navarra

Singapore • 500+

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The proliferation of Digital capabilities is creating unprecedented innovation and transformation opportunities for our Clients, and I find my passion in partnering with them to unleash the power Digital has to transform their businesses.

With a strong background in Financial Services and Consulting, I have the privilege to lead the Digital Delivery Team in ASEAN within Accenture Digital business, the team of makers delivering Digital capabilities in Digital Commerce, Content Management, Analytics, Mobility, Intelligent Devices and Internet of Things.

I specialize in identifying and attracting talent, creating, motivating and managing high performance teams to drive the complex transformation and delivery our Clients need.

I am currently based in Singapore where I have been living since 2010 and have experience working in Europe and Asia.

Get in touch if you have a similar passion and want to join this fascinating innovation and transformation journey!

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## Iker's Articles & Activity

2,492 followers

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**The disrupted disruption - or bringing back supersonic travel**

Iker Ibañez on LinkedIn

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Accenture Liquid Studio

Iker liked



Excited to be part of GECommunity Summit and talk about #AI Accenture

Iker shared this



ZerOne Customer Thanksgiving event today in Taipei. It was great interacting

Iker liked

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## Experience

**Managing Director**

Accenture

Nov 2016 – Present • 1 yr 2 mos

Singapore

**Director - Technology Consulting**
PwC
Jul 2014 – Oct 2016 • 2 yrs 4 mos
Singapore

**Global Internet and Mobile Delivery Program Manager**
Barclays Bank
Aug 2010 – Jun 2014 • 3 yrs 11 mos
Singapore

-Oversaw a portfolio of multidisciplinary projects and programs in the Internet, Mobile Banking and Social Media spaces, spanning 6 different locations.
-Partnered with the Heads of Business Units and CIOs globally to define their Internet and Mobile strategy and roadmap, resulting in new projects being awarded.
-Directed the implementation of a Mobile Banking application in 4 months, managing a team of 40+ people in 4 different locations across the globe.
-Researched into Mobile technology and Social Media and its application to the Bank, producing white papers and chairing focus sessions.
-Defined the Channels strategy for a Global Transformation Program looking at creating a standardized core banking platform applicable to any Barclays Retail business.

**Chief Architecture Officer, Western Europe**
Barclays Bank
Jan 2010 – Aug 2010 • 8 mos
Madrid Area, Spain

Director of the area, reporting to the Western Europe Senior Technology Officer, in charge of Technology Strategy, Architecture and Solution Design for Western Europe.

-Articulated a technologically challenging paperless strategy for the Bank. Gained IT, Business and Operations Executives support through business benefits presentations. Shaped two programs to implement the strategy
-Executed the full renovation of the Banks data and voice network, both central premises and nationwide branches, implementing VoIP, delivering yearly savings of more while improving network availability and reducing incidents by more than.

**Director - Technology, Projects and Architecture**
Barclays Bank
Sep 2007 – Dec 2009 • 2 yrs 4 mos
Madrid Area, Spain

Directed the execution of transformation projects in Western Europe with a total budget of more than 20M GBP.

-Gained region-wide support for a complete branch technology and infrastructure transformation through the implementation of Thin Client technology in branches across Europe, delivering multimillion yearly savings, together with simplified operations and support, improved service and greater control.
-Planned and executed legacy platform decommissioning by migrating 1600+ transactions to strategic platforms, providing yearly savings while eliminating the risk associated to unsupported software.
-Delivered an end to end platform for automating credit collections and recoveries, providing staff with a full bad debt management solution integrated with automated dialing capabilities, which boosted productivity. Full integration with the multichannel platform enabled full view of the customer, increasing chances of recovery.
-Oversaw the opening of 95 branches in 180 days through a multidisciplinary team including IT infrastructure, HR, Real Estate and Business Development areas.
-Externalized development activities by delivering the technology to fully virtualize development workstations, delivering significant savings and allowing for unlimited growth capabilities.

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## Education

**Universidad de Navarra**
Master of Engineering, Industrial Engineering
1993 – 1999

## Featured Skills & Endorsements

**IT Strategy** · 86

Endorsed by **Massimo Spalla and 13 others who are highly skilled at this**

Endorsed by **13 of Iker's colleagues at Accenture**

**Strategy** · 71

Endorsed by **Smita Nair Jain and 5 others who are highly skilled at this**

Endorsed by **13 of Iker's colleagues at Accenture**

**Program Manage...** · 49

Endorsed by **José Antonio Botto, who is highly skilled at this**

Endorsed by **6 of Iker's colleagues at Accenture**

See 41 more skills

## Recommendations

**Received (6)** Given (8)

**Lorraine Kea**
Senior Manager
January 22, 2016, Lorraine worked with Iker but at different companies

Iker strong technical background and knowledge benefited the audience at the IBF Connect Nov 2015. We received great feedback on his sharing especially during the panel dialogue. Was a pleasure to have him at our event. Thank you.

**Sandeep Chouhan**
EVP - Group Head Operations & Technology at Mashreq Bank
August 15, 2009, Sandeep was senior to Iker but didn't manage directly

Iker is a very demanding professional, with strong technical background in the architecture and strategy areas. He is always driven by results and always focused on making sure deadlines and compromises are met. Customer and delivery oriented, he is capable of managing complex projects whilst always trying to exceed expectations.

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## Accomplishments

2 **Honors & Awards**
Global Retail and Commercial Bank Technology Top Performer Award • Barclays Spain Top Performance Award

2 **Languages**
English • Spanish

## Interests

**Standard Chartered Bank**
601,214 followers

**Starwood Hotels & Resorts World...**
412,224 followers

**INSEAD**
233,486 followers

**Bank Innovation**
24,853 members

**Cloud Computing, SaaS & Virtualiz...**
492,319 members

**KPMG US**
481,750 followers

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# Sean Gunasekera

Financial Services - Cyber Security Lead (ASEAN) at EY

EY • Business Continuity Institute (BCI)

Other • 500+

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Sean currently leads EY's Cyber Security practice for Financial Services in the ASEAN region.

Sean has a deep management skill set with a track record of integrating information security in to business and technology operations and helping global leaders address their pressing security and risk concerns.

Career has given Sean the following specific and dynamic exposure:
• Security, risk and business continuity transformation and alignment to business strategy
• Human resources management,
• Transformation and change programs,
• Cultural diversity - Oceania, Europe and Asia

In the past, Sean has held the position of Secretary for the Victorian Chapter of the Business Continuity Institute (BCI); Training and Education committee member (ISACA); Tutor at Monash University (Masters Information Security Subject).

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## Highlights

Harvard Business Review

**1 Mutual Group**

You and Sean are both in the Harvard Business Review group

## Sean's Activity

+ Follow

1,507 followers

Balance your investments in cybersecurity: Get the basics right while
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Does #cybersecurity only become a priority after you've been attacked?
Sean liked

PathScan® from EY is the world's only cyber defense using machine learning
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https://lnkd.in/fCH25nJ Find out how cyber analytics can strengthen your
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EY Advisory Singapore is looking for a skilled Senior Manager to grow and
Sean liked

Organizations are at high risk from cyber attacks. Our latest #EYGISS
Sean shared this

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## Experience

**Cyber Security Lead for Financial Services (ASEAN)**
EY
2017 – Present • less than a year
Singapore (Asia Pacific)

**Associate Partner - Security Strategy, Risk & Compliance**
IBM
Feb 2016 – 2017 • 1 yr
Singapore (Asia Pacific)

**Director (Consulting) - Information Security**
PWC
Nov 2014 – Jan 2016 • 1 yr 3 mos
Singapore

**Senior Manager - Security Strategy and Risk Management**
Accenture - Sweden (Stockholm)
Sep 2008 – Oct 2014 • 6 yrs 2 mos

**Senior Manager - Security Strategy and Risk Management**
Accenture
Jul 2004 – Oct 2014 • 10 yrs 4 mos
Australia and Europe

Sean was responsible for EALA's (Europe, Africa, Latin America) Business Continuity Management practice, where he was responsible for the successful sales and delivery of BCM engagements in the region.

Involved in the following activities:

1. Business Continuity/Disaster Recovery
2. Security Strategy
3. Risk Management
4. Assurance/Compliance
5. Business Process

**Service Delivery Manager**
Large Telecom
2003 – 2004 • 1 yr
Victoria, Australia

**Service Delivery**
Consulting Organisation
2000 – 2003 • 3 yrs
Victoria, Australia

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## Education

**Business Continuity Institute (BCI)**
Certified Business Continuity Professional (CBCI), Business Continuity, Passed exam with Merit
2011 – 2011

**ISACA**
Certified Information Security Manager (CISM), Information Security Management
2006 – 2006

Completed July, 2006

**ISACA**
Certified Information Systems Auditor (CISA), Information Security Audit
2005 – 2005

Completed July, 2005

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## Volunteer Experience

**Skills to Succeed - Coach**
Accenture
Children

Skills to Succeed draws on one of Accenture's core competencies—training talent—to help address the need for skills that open doors to employment around the world. It is a key aspect of how we embed corporate social responsibility into our business.

In my role, I have worked in Australia to support the needs of children located in low-socio-economic areas to help with their growth and development.

For further information: http://www.accenture.com/us-en/company/citizenship/Pages/skills-succeed.aspx

## Featured Skills & Endorsements

**Information Secu…** · 72
Endorsed by **Marin Ivezic and 3 others who are highly skilled at this**
Endorsed by **3 of Sean's colleagues at EY**

**IT Strategy** · 64
Endorsed by **Whee Teck ONG and 7 others who are highly skilled at this**
Endorsed by **3 of Sean's colleagues at EY**

**Business Continuity** · 74
Endorsed by **Richard Heron and 1 other who is highly skilled at this**
Endorsed by **5 of Sean's colleagues at EY**

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## Recommendations

Received (5) Given (2)

**Marin Ivezic**
PwC Partner Cybersecurity & Resilience ♦ Chair Cyber-Physical Systems Security Institute ♦ Fellow of Information Privacy
January 31, 2017, Sean worked with Marin in the same group

I feel lucky to have worked as a peer with Sean in both IBM and Accenture. He epitomizes professionalism. His broad knowledge of cybersecurity and business continuity is far more than part of his job. For him, it is a means to do good to others. He always strives to apply his expertise in a way that provides maximum benefit to clients. That's what stands out most about him. He has an absolute client focus. From start to finish, his focus is on producing positive client outcomes and doing the right thing for everyone involved.

**Andrew Pitcher**
Experienced global financial services executive and advisor
April 22, 2016, Andrew managed Sean directly

Sean is a fabulous professional. He is energetic, content-heavy, delivery-focussed and extremely customer-centric. I would trust Sean with any professional task, problem to be solved or new business to win. He is an all-round, fantastic guy and industry executive.

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## Accomplishments

4 **Certifications**
CBCI • CISM • CISA • CISSP

1 **Language**
English

## Interests

**Oceania CACS 2010**
42 members

**SABSA**
2,381 members

**PwC**
1,479,999 followers

**Monash University**
223,704 followers

**ISACA**
58,342 followers

**Big Four Accounting Consulting - D...**
389,959 members

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